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                                                                    EXHIBIT 3.20

                                    BY-LAWS

                                      OF

                               TRANS-SERVE, INC.


                              -------------------

                                  ARTICLE I
                                  ---------

                                    OFFICES
                                    -------

     Section 1.     The principal office of the Corporation in the State of
     ----------
Delaware shall be located at 100 West Tenth Street, in the City of Wilmington, County of New Castle.

     Section 2.     In addition, the Corporation shall have offices located at
     ----------
306 Midland Building and 1500 Home Savings Building, Kansas City, Jackson County, Missouri.

     Section 3.     The Corporation may have offices at such other place or
     ----------
places, either within or without the State of Delaware, as the Board of Directors may from time to time designate.


                                ARTICLE II
                                ----------

                           MEETINGS OF STOCKHOLDERS
                           ------------------------

     Section 1.     The annual meeting of stockholders for the election of
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directors shall be held on the second Wednesday in May of each year, or if that day be a legal holiday, on the next succeeding day not a legal holiday, at 10:00 o'clock in the forenoon, at which meeting they shall elect by ballot, by plurality vote, a Board of Directors and may transact such other business as may come before the meeting.

     Section 2.     Special meetings of the stockholders may be called at any
     ----------
time by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders of record owning a majority in amount of the capital stock outstanding and entitled to vote.

     Section 3.     Annual meetings of the stockholders for the election of
     ----------
directors shall be held in Kansas City, Missouri, at the office of the Corporation, at 1500 Home Savings Building, provided that the Board of Directors may fix any other place within such city for any such meeting, in which event at least ten days' notice shall be given to the stockholders of the place so fixed. All special meetings of the stockholders shall be held at such place or places, within or without the State of Delaware, as may from time to time be fixed by the Board of Directors or as shall be specified and fixed in the respective notices or waivers of notice thereof. No change of
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the time or place of a meeting for the election of directors, as fixed by the
By-Laws, shall be made within sixty days next before the day on which such election is to be held. In case of any such change in time or place for the election of directors, notice thereof shall be given to each stockholder entitled to vote at least twenty days before the election is to be held.

     Section 4.     A complete list of stockholders entitled to vote, arranged
     ----------
in alphabetical order, shall be prepared by the Secretary and shall be open to the examination of any stockholder at the place of election, for ten days prior thereto and during the whole time of the election.

     Section 5.     Each stockholder entitled to vote shall, at every meeting of
     ----------
the stockholders, be entitled to one vote in person or by proxy, signed by him, for each share of voting stock held by him, but no proxy shall be voted on after three years from its date, unless it provides for a longer period. Such right to vote shall be subject to the right of the Board of Directors to close the transfer books or to fix a record date for voting stockholders as hereinafter provided and if the directors shall not have exercised such right, no share of stock shall be voted on at any election for directors which shall have been transferred on the books of the Corporation within twenty days next preceding such election.

     Section 6.     Notice of all meetings shall be mailed by the Secretary to
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each stockholder of record entitled to vote, at his or her last known post office address, for annual meetings ten days, and for special meetings five days, prior thereto.

     Section 7.     The holders of a majority of the stock outstanding and
     ----------
entitled to vote shall constitute a quorum, but the holders of a smaller amount may adjourn from time to time without further notice until a quorum is secured.

     Section 8.     Whenever the vote of stockholders at a meeting thereof is
     ----------
required or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the Certificate of Incorporation, the meeting and vote of stockholders may be dispensed with if all the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken.


                                ARTICLE III
                                -----------

                                 DIRECTORS
                                 ---------

     Section 1.     The property and business of the Corporation shall be
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controlled and managed by a Board of Directors, three in number. Directors need not be stockholders.

     Section 2.     The directors shall hold office until the next annual
     ----------
election and until their successors are elected and qualified. They shall be elected by the stockholders, except that if there be any vacancies in the board by reason of death, resignation or otherwise, or if there be any newly created directorships resulting from any increase in the authorized number of directors, such vacancies or newly created directorships may be filled for the unexpired term by a majority of the directors then in office, though less than a quorum.

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     Section 3.     The Board of Directors shall have all such powers as may be
     ----------
exercised by the Corporation, subject to the provisions of the statutes and the Certificate of Incorporation.

     Section 4.     The Board of Directors may, by resolution or resolutions
     ----------
passed by a majority of the whole board, designate an Executive Committee and one or more other committees each to consist of two or more of the directors of the Corporation. The Executive Committee shall not have authority to make, alter or amend the By-Laws, but shall exercise all other powers of the Board of Directors between the meetings of the board, except the power to fill vacancies in their own membership, which vacancies shall be filled by the Board of Directors. The executive Committee and such other committees shall meet at stated times or on notice to all by any of their own number. They shall fix their own rules of procedure. A majority shall constitute a quorum, but the affirmative vote of a majority of the whole committee shall be necessary in every case. The Executive Committee and such other committees shall keep regular minutes of their proceedings and report the same to the Board of Directors. Such other committees shall have and may exercise the powers of the Board of Directors to the extent provided in such resolution or resolutions.


                                ARTICLE IV
                                ----------

                             MEETINGS OF DIRECTORS
                             ---------------------

     Section 1.     After each annual meeting of stockholders, the newly elected
     ----------
directors shall meet for the purpose of organization, the election of officers, and the transaction of other business, at such place and time as shall be fixed by the stockholders at the annual meeting, and, if a majority of the directors be present at such place and time, no prior notice of such meeting shall be required to be given to the directors. In the event of the failure of the stockholders to fix the time or place of such meeting of newly elected directors, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

     Section 2.     Regular meetings of the directors shall be held at such
     ----------
place, either within or without the State of Delaware, and at such times as may be fixed by resolution of the Board of Directors. No notice of regular meetings need be given to the directors.

     Section 3.     Special meetings of the directors may be called by the
     ----------
President on one day's notice in writing to each director and shall be called by the President in like manner on the written request of two directors. Such meetings may be held within or without the State of Delaware at such place as is indicated in the notice or waiver of notice thereof.

     Section 4.     At all meetings of the directors, a majority of the
     ----------
directors shall constitute a quorum, but a smaller number may adjourn from time to time, without further notice, until a quorum is secured.

     Section 5.     Directors shall receive such compensation for attendance at
     ----------
meetings as the Board of Directors may from time to time prescribe.

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     Section 6.     Unless otherwise restricted by the Certificate of
     ----------
Incorporation or By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if prior to such action a written consent thereto is signed by all members of the board, or of such committee, as the case may be, and such written consent is filed with the minutes or proceedings of the board or committee.

                                ARTICLE V
                                ---------

                                OFFICERS
                                --------

     Section 1.     The officers of the Corporation shall be chosen by the
     ----------
directors and shall consist of a President, who shall be a member of the Board of Directors, a Vice-President, a Secretary and a Treasurer. The Board of Directors may also choose and appoint additional Vice-Presidents and one or more Assistant Secretaries and Assistant Treasurers, and such additional officers and agents, if any, as it may deem necessary from time to time.

     Section 2.     Any two offices (or more than two offices other than the
     ----------
President and Secretary) may be held by the same person.

     Section 3.     The officers of the Corporation shall hold office until
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their successors are chosen and qualify in their stead. Any officer chosen or appointed by the Board of Directors may be removed either with or without cause at any time by the affirmative vote of a majority of the whole Board of Directors. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the affirmative vote of a majority of the whole Board of Directors.

     Section 4.     The officers of the Corporation shall have the following
     ----------
duties:

                                   President
                                   ---------

     The President shall be the chief executive officer of the Corporation. It shall be his duty to preside at all meetings of the stockholders and directors; to have general and active management of the business of the Corporation; to see that all orders and resolutions of the Board of Directors are carried into effect; to execute all contracts, agreements, deeds, bonds, mortgages and other obligations and instruments, in the name of the Corporation, and to affix the corporate seal thereto when authorized by the Board of Directors or the Executive Committee.

     He shall have the general supervision and direction of the other officers of the Corporation and shall see that their duties are properly performed.

     He shall submit a report of the operations of the Corporation for the year to the stockholders at their annual meeting.

     He shall have the general duties and powers of supervision and management usually vested in the office of president of a corporation.

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                                Vice-President
                                --------------

     The Vice-President or Vice-Presidents, in the order designated by the Board of Directors, shall be vested with all the powers and required to perform all the duties of the President in his absence or disability and shall perform such other duties as may be prescribed by the Board of Directors.

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                                   Secretary
                                   ---------

     The Secretary shall attend all meetings of the Board of Directors, the Executive Committee and all meetings of the stockholders. He shall act as clerk thereof and shall record all of the proceedings of such meetings in a book kept for their purpose. He shall give proper notice of meetings of stockholders and directors and shall perform such other duties as shall be assigned to him by the President or the Board of Directors.

     He shall keep an account of stock registered and transferred in such manner and subject to such regulations as the Board of Directors may prescribe.

                                   Treasurer
                                   ---------

     The Treasurer shall have custody of the funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

     He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, Executive Committee or President, taking proper vouchers for such disbursements, and shall render to the President and directors, whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

     He shall give to the Corporation a bond, if required by the Board of Directors, in such sum and in form and with security satisfactory to the Board of Directors for the faithful performance of the duties of his office and the restoration to the Corporation, in case of death, resignation or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession, belonging to the Corporation. He shall perform such other duties as the Board of Directors or Executive Committee may from time to time prescribe or require.

                  Assistant Secretary and Assistant Treasurer
                  -------------------------------------------

     The Assistant Secretary shall assist the Secretary and the Assistant Treasurer shall assist the Treasurer in the performance of their respective duties and shall perform all such duties in their absence or disability and shall perform such other duties as may be prescribed by the Board of Directors, the Executive Committee and the President.

     Section 5.     In case of the absence or disability of any officer of the
     ----------
Corporation or for any other reason deemed sufficient by a majority of the Board of Directors, the Board of Directors may delegate his powers or duties to any other officer or to any director for the time being.

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                                ARTICLE VI
                                ----------

                                CAPITAL STOCK
                                --------------

     Section 1.     Certificates of stock shall be signed by the President or a
     ----------
Vice-President and either the Secretary, Assistant Secretary, Treasurer or an Assistant Treasurer.

     Section 2.     If a certificate of stock be lost or destroyed, another may
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be issued in its stead upon proof of such loss or destruction and the giving of a satisfactory bond of indemnity, in an amount sufficient to indemnify the Corporation against any claim. A new certificate may be issued without requiring bond when, in the judgment of the directors, it is proper to do so.

     Section 3.     All transfer of stock of the Corporation shall be made upon
     ----------
its books by the holder of the shares in person or by his lawfully constituted representative, upon surrender of certificates of stock for cancellation.

     Section 4.     The Board of Directors shall have power to close the stock
     ----------
transfer books of the Corporation for a period not exceeding fifty days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of not exceeding fifty days in connection with obtaining the consent of stockholders for any purpose; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding fifty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote, at any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

     Section 5.     The Corporation shall be entitled to treat the holder of
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record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Delaware.

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                                ARTICLE VII
                                -----------

                                FISCAL YEAR
                                -----------

     The fiscal year of the Corporation shall, unless and until otherwise fixed from time to time by resolution of the Board of Directors, be the calendar year.

                                ARTICLE VIII
                                ------------

                                 DIVIDENDS
                                 ---------

     Dividends upon the capital stock may be declared by the Board of Directors at any regular or special meeting and may be paid in cash or in property or in shares of the capital stock. Before paying any dividend or making any distribution of profits, the directors may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may alter or abolish any such reserve or reserves.

                                ARTICLE IX
                                ----------

                             BOOKS AND RECORDS
                             -----------------

     The books, accounts and records of the Corporation, except as otherwise required by the laws of the State of Delaware, may be kept within or without the State of Delaware, at such place or places as may from time to time be designated by the Board of Directors.

                                ARTICLE X
                                ---------

                                NOTICES
                                -------

     Notice required to be given under the provisions of these By-Laws to any director, officer or stockholder shall not be construed to mean personal notice, but may be given in writing by depositing the same in a post office or letter-box, in a postpaid sealed wrapper, addressed to such stockholder, officer or director at such address as appears on the books of the Corporation, and such notice shall be deemed to be given at the time when the same shall be thus mailed. Any stockholder, officer or director may waive, in writing, any notice required to be given under these By-Laws, whether before or after the time stated therein.

                                ARTICLE XI
                                ----------

                           AMENDMENTS OF BY-LAWS
                           ---------------------

     These By-Laws may be amended, altered, repealed or added to at any regular meeting of the stockholders or Board of Directors or at any special meeting. called for that purpose, by affirmative vote of a majority of the stock issued and outstanding and entitled to vote or of a majority of the whole authorized number of directors, as the case may be.

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